AMENDMENT TO PARTICIPATION AGREEMENT



	This AMENDMENT TO PARTICIPATION AGREEMENT dated as of July 10, 2007, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and SYMETRA LIFE INSURANCE COMPANY.


                                  WITNESSETH:


	WHEREAS, the parties hereto have entered into a Participation Agreement dated as of March 14, 2007 (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of certain Portfolios of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products; and

	WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

	NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Defined Terms.  Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2.	Amendment of Participation Agreement.  The Participation Agreement is
hereby amended by replacing Schedules B and C to the Participation Agreement with Schedules B and C attached to this Amendment, respectively.

3.	No Other Modifications.  Except as specifically modified hereby, the
Participation Agreement remains in full force and effect.
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	IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.


VANGUARD VARIABLE INSURANCE FUND

By: ____________________________________

Name: _________________________________

Title: __________________________________


THE VANGUARD GROUP, INC.

By: ____________________________________

Name: _________________________________

Title: __________________________________


VANGUARD MARKETING CORPORATION

By: ____________________________________

Name: _________________________________

Title: __________________________________


SYMETRA LIFE INSURANCE COMPANY

By: ____________________________________

Name: Scott Bartholomaus

Title:   Vice President

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                                  SCHEDULE B

                                  PORTFOLIOS




	The following Portfolios of Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

		Money Market Portfolio
		Short-Term Investment-Grade Portfolio
		Total Bond Market Index Portfolio
		High-Yield Bond Portfolio
		Balanced Portfolio
		Equity Income Portfolio
		Diversified Value Portfolio
		Total Stock Market Index Portfolio
		Equity Index Portfolio
		Mid-Cap Index Portfolio
		Growth Portfolio
		Capital Growth Portfolio
		Small Company Growth Portfolio
		International Portfolio
		REIT Index Portfolio

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				SCHEDULE C

			LARGE TRANSACTION AMOUNTS



		Portfolio				Large Transaction Amount

Money Market Portfolio						$500,000
Short-Term Investment-Grade Portfolio				 750,000
Total Bond Market Index Portfolio				 200,000
High-Yield Bond Portfolio					 500,000
Balanced Portfolio					       1,000,000
Equity Income Portfolio						 500,000
Diversified Value Portfolio				       1,000,000
Total Stock Market Index Portfolio				 500,000
Equity Index Portfolio						 500,000
Mid-Cap Index Portfolio					    	 100,000
Growth Portfolio						 500,000
Capital Growth Portfolio					 250,000
Small Company Growth Portfolio				       1,000,000
International Portfolio					       1,000,000
REIT Index Portfolio					         100,000